UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2018

Beyond Commerce, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52490 (Commission File Number)	98-0512515 (I.R.S. Employer Identification No.)

3773 Howard Hughes Pkwy, Suite: 500 Las Vegas, Nevada (Address of Principal Executive Offices)	89169 (Zip Code)

  (702) 675-8022

(Registrant’s Telephone Number, Including Area Code)

                   _________________________________________________________________

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Communication to Institutional Investors, Brokers and Clients

    On January 22, 2018 Boustead Securities, LLC a California Limited Liability Company released a communication to its network of institutional investors, broker/dealers, and high net worth clients, informing them that Beyond Commerce, Inc. (OTCMKT:BYOC) a Nevada corporation and client of Boustead Securities has signed a definitive business combination agreement with SERVICE 800, Inc. We expect the provisions of the agreement to be implemented in the first quarter of 2018. Additional information regarding SERVICE 800 will be posted for viewing on the Beyond Commerce’s OTCMKT website under the heading Videos and Presentations.

    A copy of the communication is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Exhibits

Exhibit No.                                                         Description

            99.1                                                          Press Release, dated as of January 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND COMMERCE, INC.

Date: January 24, 2018	By:	/s/ George D. Pursglove
George D. Pursglove, Chief Executive Officer and Director